Exhibit 99.1

Encore Capital Group Announces First Quarter 2020 Financial Results
•GAAP loss of $(0.33) per share and non-GAAP Economic loss of $(0.19) per share includes $2.77 per share negative impact of COVID-19-related collections forecast revisions
•Record global cash collections of $527 million
•Global revenues of $289 million are net of a $109 million non-cash charge due to COVID-19-related collections forecast revisions

SAN DIEGO, May 11, 2020 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company, today reported consolidated financial results for the first quarter ended March 31, 2020.
“The first quarter was an unprecedented period of achievement for Encore as we adapted quickly to the COVID-19 pandemic to protect our people and minimize the impact on our business,” said Ashish Masih, President and Chief Executive Officer. “Over the last several quarters, Encore has been delivering strong underlying operating performance and this quarter was on track to produce record results once again. In Q1, we delivered record collections and cash generation, as measured by Adjusted EBITDA plus collections applied to principal balance. With the onset of COVID-19 we activated our business continuity plans and promptly took steps to protect our employees. Through a combination of social distancing and working from home we are operational and productive in each of our businesses while maintaining our focus on compliance and consumer experience. As a result of COVID-19 we revised our collections forecast to reflect an expected delay in collections, which under accounting principles resulted in a non-cash charge to revenues in Q1 and significantly impacted our earnings for the quarter.”

“Looking forward, we have a solid liquidity position and we believe the strength of our balance sheet, which we have improved over the last two years, will enable us to capture the opportunities in our core markets, the U.S. and the U.K., which are both poised for substantial growth.”

“We take pride in our consumer-centric collections approach that focuses on treating consumers with respect and empathy. Many of the hardships brought about by COVID-19 and the measures implemented to contain the spread of the virus are similar in nature to the hardships encountered by our consumers on a day-to-day basis. Our consumer-centric collections approach is a core competency that is designed specifically to work with consumers facing such hardships,” said Masih.

Key Financial Metrics for the First Quarter of 2020:
•Estimated remaining collections (ERC) increased $633 million compared to the end of the prior year, to a record $8.5 billion, including certain amounts related to the implementation of the CECL accounting standard.
•Portfolio purchases were $214 million, including $185 million in the U.S. and $29 million in Europe.
•Gross collections were a record $527 million, compared to $514 million in the first quarter of 2019.
•Total revenues of $289 million are net of a $109 million non-cash charge related to changes in future collections forecast caused by the COVID-19 pandemic.
•Total operating expenses increased 2% to $242 million, compared to $236 million in the same period of the prior year, despite expensing 100% of period court costs after having adopted the CECL accounting standard.

Encore Capital Group, Inc.

•GAAP net loss attributable to Encore was $10.5 million, or $(0.33) per fully diluted share, with the non-cash charge mentioned above reducing GAAP earnings by $87 million dollars after tax, or $2.77 per share. This compares to net income of $49.3 million, or $1.57 per fully diluted share in the first quarter of 2019.
•Adjusted net loss attributable to Encore was $5.9 million, or $(0.19) per fully diluted share (also referred to as economic EPS), with the non-cash charge mentioned above reducing adjusted earnings by $87 million dollars after tax, or $2.77 per share. This compares to adjusted net income $45.9 million, or $1.46 per fully diluted share in the first quarter of 2019.
•As of March 31, 2020, after taking into account borrowing base and applicable debt covenants, available capacity under Encore’s U.S. revolving credit facility was $356 million and availability under Cabot’s revolving credit facility was £181 million (approximately $225 million). In addition, Encore had $169 million of non-client cash on the balance sheet.

Conference Call and Webcast
Encore will host a conference call and slide presentation today, May 11, 2020, at 2:00 p.m. Pacific / 5:00 p.m. Eastern time, to present and discuss first quarter results.
Members of the public are invited to access the live webcast via the Internet by logging in on the Investor Relations page of Encore's website at www.encorecapital.com. To access the live, listen-only telephone conference portion, please dial (855) 541-0982 or (704) 288-0606.

For those who cannot listen to the live broadcast, a telephonic replay will be available for seven days by dialing (800) 585-8367 or (404) 537-3406 and entering the conference ID number 1684247. A replay of the webcast will also be available shortly after the call on the Company's website.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included adjusted income (loss) attributable to Encore and adjusted income (loss) attributable to Encore per share (also referred to as economic EPS when adjusted for certain shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes) because management uses this measure to assess operating performance, in order to highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has included information concerning adjusted operating expenses in order to facilitate a comparison of approximate costs to cash collections for the portfolio purchasing and recovery business in the periods presented. Adjusted income (loss) attributable to Encore, adjusted income (loss) attributable to Encore per share/economic EPS, and adjusted operating expenses have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income (loss), net income (loss) per share, and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. The Company has included references to constant currency growth rates to facilitate comparisons of underlying financial results excluding the impact of changes to foreign currency exchange rates. Constant Currency figures are calculated by employing foreign currency exchange rates from the year ago period to recalculate current period results. All constant currency values are calculated based on the average exchange rates during the respective periods, except for ERC, which is calculated using the changes in the period-ending exchange rates.

Encore Capital Group, Inc.

About Encore Capital Group, Inc.

Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases or services portfolios of receivables from major banks, credit unions and utility providers.
Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about Encore can be found at www.encorecapital.com. More information about the Company’s Midland Credit Management subsidiary can be found at www.midlandcreditonline.com. More information about the Company's Cabot Credit Management subsidiary can be found at www.cabotcm.com. Information found on the Company’s, MCM’s, or Cabot’s websites is not incorporated by reference.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Bruce Thomas
Vice President, Investor Relations
Encore Capital Group, Inc.
(858) 309-6442
bruce.thomas@encorecapital.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	March 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$188,199	$192,335
Investment in receivable portfolios, net	3,166,018	3,283,984
Deferred court costs, net	—	100,172
Property and equipment, net	119,417	120,051
Other assets	302,019	329,223
Goodwill	839,301	884,185
Total assets	$4,614,954	$4,909,950
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$168,481	$223,911
Borrowings	3,404,427	3,513,197
Other liabilities	136,235	147,436
Total liabilities	3,709,143	3,884,544
Commitments and Contingencies
Equity:
Convertible preferred stock, $0.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000 shares authorized, 31,234 and 31,097 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	312	311
Additional paid-in capital	222,403	222,590
Accumulated earnings	833,366	888,058
Accumulated other comprehensive loss	(153,355)	(88,766)
Total Encore Capital Group, Inc. stockholders’ equity	902,726	1,022,193
Noncontrolling interest	3,085	3,213
Total equity	905,811	1,025,406
Total liabilities and equity	$4,614,954	$4,909,950

The following table presents certain assets and liabilities of consolidated variable interest entities (“VIEs”) included in the consolidated statements of financial condition above. Most assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs. The liabilities exclude amounts where creditors or beneficial interest holders have recourse to the general credit of the Company.

	March 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$90	$34
Investment in receivable portfolios, net	478,613	539,596
Other assets	4,645	4,759
Liabilities
Borrowings	$435,099	$464,092

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues
Revenue from receivable portfolios	$357,365	$311,158
Changes in expected current and future recoveries	(98,661)	—
Servicing revenue	28,680	34,023
Other revenues	1,697	529
Total revenues	289,081	345,710
Allowance reversals on receivable portfolios, net		1,367
Total revenues, adjusted by net allowances		347,077
Operating expenses
Salaries and employee benefits	93,098	91,834
Cost of legal collections	66,279	49,027
Other operating expenses	27,164	29,614
Collection agency commissions	13,176	16,002
General and administrative expenses	31,877	39,547
Depreciation and amortization	10,285	9,995
Total operating expenses	241,879	236,019
Income from operations	47,202	111,058
Other (expense) income
Interest expense	(54,662)	(54,967)
Other income (expense)	1,439	(2,976)
Total other expense	(53,223)	(57,943)
(Loss) income before income taxes	(6,021)	53,115
Provision for income taxes	(4,558)	(3,673)
Net (loss) income	(10,579)	49,442
Net loss (income) attributable to noncontrolling interest	125	(188)
Net (loss) income attributable to Encore Capital Group, Inc. stockholders	$(10,454)	$49,254

(Loss) earnings per share attributable to Encore Capital Group, Inc.:
Basic	$(0.33)	$1.58
Diluted	$(0.33)	$1.57

Weighted average shares outstanding:
Basic	31,308	31,201
Diluted	31,308	31,359

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Three Months Ended March 31,
	2020	2019
Operating activities:
Net (loss) income	$(10,579)	$49,442
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,285	9,995
Other non-cash interest expense, net	5,909	6,629
Stock-based compensation expense	4,527	1,826
Deferred income taxes	(12,030)	19,682
Changes in expected current and future recoveries	98,661	—
Allowance reversals on receivable portfolios, net	—	(1,367)
Other, net	2,161	4,081
Changes in operating assets and liabilities
Deferred court costs and other assets	3,377	18,725
Prepaid income tax and income taxes payable	14,970	(30,247)
Accounts payable, accrued liabilities and other liabilities	(46,476)	(67,775)
Net cash provided by operating activities	70,805	10,991
Investing activities:
Purchases of receivable portfolios, net of put-backs	(209,045)	(258,635)
Collections applied to investment in receivable portfolios, net	169,914	202,695
Purchases of property and equipment	(7,538)	(10,227)
Other, net	3,414	(3,347)
Net cash used in investing activities	(43,255)	(69,514)
Financing activities:
Proceeds from credit facilities	171,880	196,263
Repayment of credit facilities	(167,221)	(119,854)
Repayment of senior secured notes	(16,250)	—
Other, net	(10,171)	(4,862)
Net cash (used in) provided by financing activities	(21,762)	71,547
Net increase in cash and cash equivalents	5,788	13,024
Effect of exchange rate changes on cash and cash equivalents	(9,924)	(3,346)
Cash and cash equivalents, beginning of period	192,335	157,418
Cash and cash equivalents, end of period	$188,199	$167,096

Supplemental disclosure of cash information:
Cash paid for interest	$60,495	$62,135
Cash paid for taxes, net of refunds	766	15,003

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Adjusted Income (Loss) Attributable to Encore to GAAP Net Income (Loss) Attributable to Encore and Adjusted Operating Expenses Related to Portfolio Purchasing and Recovery Business to GAAP Total Operating Expenses
(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended March 31,
	2020		2019
	$	Per Diluted Share	$	Per Diluted Share
GAAP net (loss) income attributable to Encore, as reported	$(10,454)	$(0.33)	$49,254	$1.57
Adjustments:
Convertible notes and exchangeable notes non-cash interest and issuance cost amortization	3,977	0.13	4,002	0.13
Acquisition, integration and restructuring related expenses(1)	187	0.01	1,208	0.04
Amortization of certain acquired intangible assets(2)	1,643	0.05	1,877	0.06
Income tax effect of above non-GAAP adjustments and certain discrete tax items(3)	(1,250)	(0.05)	(1,383)	(0.05)
Change in tax accounting method(4)	—	—	(9,070)	(0.29)
Adjusted net (loss) income attributable to Encore	$(5,897)	$(0.19)	$45,888	$1.46
_______________________
(1)Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(2)As we acquire debt solution service providers around the world, we also acquire intangible assets, such as trade names and customer relationships. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period. As a result, the amortization of certain acquired intangible assets is excluded from our adjusted income (loss) attributable to Encore and adjusted income (loss) per share.
(3)Amount represents the total income tax effect of the adjustments, which is generally calculated based on the applicable marginal tax rate of the jurisdiction in which the portion of the adjustment occurred. Additionally, we adjust for certain discrete tax items that are not indicative of our ongoing operations.
(4)Amount represents the benefit from the tax accounting method change related to revenue reporting. We adjust for certain discrete tax items that are not indicative of our ongoing operations.

	Three Months Ended March 31,
	2020	2019
GAAP total operating expenses, as reported	$241,879	$236,019
Adjustments:
Operating expenses related to non-portfolio purchasing and recovery business(1)	(41,489)	(46,082)
Stock-based compensation expense	(4,527)	(1,826)
Acquisition, integration and restructuring related expenses(2)	(187)	(1,208)
Adjusted operating expenses related to portfolio purchasing and recovery business	$195,676	$186,903
________________________
(1)Operating expenses related to non-portfolio purchasing and recovery business include operating expenses from other operating segments that primarily engage in fee-based business, as well as corporate overhead not related to our portfolio purchasing and recovery business.
(2)Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.